Exhibit 2.2

                       PURCHASE AGREEMENT

     This Purchase Agreement dated as of March 8, 1996 is entered into by and among SA Telecommunications, Inc., a Delaware corporation (the " Purchaser"), and Howard Maddera, William L.
Johnson and Marianne Reed (collectively the "Sellers").

     WHEREAS, Sellers, Purchaser and NTS Communications, Inc. ("NTS") entered into that certain Stock Purchase Agreement dated as of June 30, 1995, as amended through the date hereof (the "Stock Purchase Agreement"), pursuant to which Sellers and NTS sold to Purchaser all of the issued and outstanding capital stock of U.S. Communications, Inc., a Texas corporation ("USC");

     WHEREAS, Sellers and Purchaser entered into that certain Note, Preferred Stock & Warrant Purchase Agreement dated as of July 31, 1995, as amended through the date hereof, pursuant to which Sellers purchased: (1) promissory notes of Purchaser in an aggregate original principal amount of $2,750,000 (the "Purchase Notes"), (2) promissory notes of Purchaser in an aggregate original principal amount of $1,500,000 (the "Offset Notes"), (3) an aggregate of 125,000 shares of Purchaser's Series B Cumulative Convertible Preferred Stock (the "Preferred Shares"), and (4) common stock purchase warrants exercisable into 1,050,000 shares of Purchaser's Common Stock (the "Warrants"), in the amounts set forth beside each of the Sellers' names on Exhibit A hereto;

     WHEREAS, pursuant to that certain Agreement dated as of September 21, 1995 between Sellers and Purchaser, (1) Sellers waived their right to convert the Preferred Shares into Common Stock of Purchaser, and (2) Purchaser made an aggregate prepayment of principal of $1,100,000 plus aggregate accrued interest of $17,813.83 on the Purchase Notes, reducing the outstanding principal balance of the Purchase Notes to $1,650,000 on the date hereof;

     WHEREAS, Purchaser has certain offset rights against the Offset Notes pursuant to the Stock Purchase Agreement, not all of which are known on the date hereof (the "Offset Rights");

     WHEREAS, Sellers and Purchaser have entered into an Agreement dated as of February 29, 1996 extending and modifying the payment terms of the Offset Notes and the Purchase Notes (the
"Modification Agreement");

     WHEREAS, Sellers desire to sell and transfer to Purchaser, and Purchaser desires to purchase from the Sellers, the Purchase Notes, the Offset Notes, the Preferred Shares and the Warrants (collectively referred to as the "Instruments") subject to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Purchase Price. On the terms and subject to the conditions herein expressed and based on the representations, warranties, covenants and agreements contained herein, at the Closing (as hereinafter defined), Seller agrees to sell, transfer and assign the Instruments to Buyer and Buyer agrees to purchase the Shares from Seller, for an aggregate consideration of $3,085,000 (the "Purchase Price") allocated as follows: (a) $1,650,000 for the Purchase Notes and the Offset Notes, (b) $1,250,000 for the Preferred Shares and any accrued but unpaid dividends thereon, (c) $1 for the Warrants, (d) $184,999 for interest on the Purchase Notes and Offset Notes.

     2. March 8 Payment. In accordance with the Modification Agreement, simultaneously with the execution of this Agreement, Buyer has delivered to Sellers checks for an aggregate of $308,500 as a principal payment on the Offset Notes allocated among Sellers as set forth on Exhibit B hereto (the "Deposit"), and if the Closing occurs, the amount of the Deposit shall be credited against the Purchase Price of the Instruments and the remainder of the Purchase Price shall be payable at the Closing as set forth on Exhibit C hereto. If the Closing does not occur on or prior to the Anticipated Closing Date, in accordance with the Modification Agreement: (a) the second principal payment as set forth on Exhibit B hereto and the accrued but unpaid interest on the unpaid principal amount of such Offset Notes will be due on the Anticipated Closing Date, subject to the Offset Rights,
(b) the final payment of principal and accrued interest on the Offset Notes shall continue to be due on July 30, 1996; (c) the remaining scheduled due dates for payment of accrued but unpaid interest on the unpaid principal amount of the Purchase Notes shall be the Anticipated Closing Date, April 30, 1996, July 31, 1996 and October 31, 1996 (the "Maturity Date"); (d) the final payment of principal and accrued interest on the Purchase Notes shall continue to be the Maturity Date; and (e) such extension and modification of the terms of the Purchase Notes and the Offset Notes are hereby effected without any further action by the parties hereto.

     2. Closing. The Closing under this Agreement shall occur at the offices of Seller at 3:00 p.m.. on April 1, 1996 or such later date on or prior to April 15, 1996 (the "Anticipated Closing Date") as shall be required for Purchaser to (a) complete the financing of the purchase price set forth in Section 1 and 2 hereof (the "Financing"), and (b) obtain the consent of Norwest Bank Minnesota, National Association to the transactions contemplated hereby and the Financing thereof (the "Bank Consent"); provided, however, in no event shall the Anticipated Closing Date be later than April 15, 1996 even if the Bank Consent is not obtained and the Financing is not complete. The time and date on which the Closing hereunder occurs is herein called the "Closing". At the Closing, Sellers will deliver to Purchaser the documents referred to in Section 8 hereof against delivery by Buyer to Sellers of the Purchase Price due at Closing as set forth on Exhibit C hereto and the documents referred to in
Section 7 hereof.

     3. Buyer Representations. Buyer represents and warrants to Sellers (which representations and warranties shall survive the Closing regardless of what investigations, if any, Sellers shall have made thereof prior thereto) as follows: (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and (b) this Agreement has been duly authorized, executed and delivered by Buyer and is a valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, subject to the Bank Consent.

     4. Sellers Representations. Sellers jointly and severally represent and warrant to Buyer (which representations and warranties shall survive the Closing regardless of what investigations, if any, Buyer shall have made thereof prior thereto) that: (a) this Agreement has been executed and delivered by each of Sellers and is a valid and binding agreement of each of Sellers enforceable against each of Sellers in accordance with its terms; (b) each of the Instruments is owned of record and beneficially by Sellers as set forth on Exhibit A hereto, free and clear of all liens, claims and encumbrances of any kind; (c) each of Sellers possesses full authority and legal right to sell, transfer and assign the entire legal and beneficial ownership of each of the Instruments to Buyer, free and clear of all liens, claims and encumbrances of any kind; and (d) none of Sellers has transferred any interest in any of the Instruments to any person or entity.

     5. Buyer's Covenants. Buyer covenants and agrees that between the date hereof and the Closing: (a) without the prior written consent of Howard Maddera on behalf of all Sellers, Buyer shall not take any action that would cause or tend to cause the conditions upon the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled; including, without limitation, taking, or causing to be taken, or permitting or suffering to be taken or to exist any action, condition or thing that would cause the representations and warranties made by Buyer herein not to be true, correct and accurate as of the Closing; and (b) Buyer shall use commercially reasonable efforts to obtain the Bank Consent and the Financing.

     6. Sellers' Covenants. Sellers jointly and severally covenant and agree that, between the date hereof and the Closing, without the prior written consent of Buyer, none of Sellers shall take any action which would cause or tend to cause the conditions upon the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled; including, without limitation, taking, or causing to be taken, or permitting or suffering to be taken or to exist any action, condition or thing that would cause the representations and warranties made by Sellers herein not to be true, correct and accurate as of the Closing.

     7. Conditions to Obligations of Sellers. The obligations of Sellers under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, but compliance with such conditions may be waived by Howard Maddera on behalf of all Sellers: (a) the representations and warranties of Buyer contained in this Agreement shall be true and correct at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing, (b) Buyer shall have obtained the Bank Consent, (c) Buyer shall pay the remainder of the Purchase Price as set forth on Exhibit C hereto, and (d) Buyer shall have executed the releases in substantially the form of Exhibits D-1, D-2 and D-3 hereto.

     8. Conditions to Obligations of Buyer. The obligations of Buyer under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, but compliance with any such conditions may be waived by Buyer: (a) Buyer shall have obtained the Bank Consent, (b) Buyer shall have completed the Financing; (c) Sellers shall have delivered to Buyer the original Purchase Notes and Offset Notes, stock certificates representing the Preferred Shares duly endorsed in blank, or accompanied by stock powers duly endorsed in blank, and the Warrants accompanied by the Assignment in the form of Exhibit E hereto; and (d) Sellers shall have executed and delivered the release in substantially the form of Exhibit F hereto.

     9. Notices. Any notice, request, instruction or other document to be given under this Agreement after the date hereof by any party hereto to any other party shall be in writing and shall be delivered personally or sent by registered or certified mail, postage prepaid, at the addresses shown on the signature page of this Agreement, or to such other address or person as any party may designate by written notice to the others.

     10. Expenses. Each of the parties hereto shall bear its expenses separately incurred in connection with this Agreement and with the performance of its obligations hereunder.

     11. Indemnification. In the event the transactions contemplated hereby are consummated, each of Sellers hereby jointly and severally agree to indemnify Buyer and to hold Buyer harmless from and against all damages, losses and out-of-pocket expenses caused by or arising out of (a) any breach of warranty or inaccurate or erroneous representation of Sellers contained in this Agreement or in any Exhibit or document delivered pursuant hereto, (ii) any claim made against Buyer in respect of the Instruments.

     12. Entire Agreement. This Agreement, the documents referred to herein and the exhibits hereto set forth all the covenants, promises, agreements, conditions and understandings among the parties hereto, and there are no other covenants, promises, agreements, conditions or understandings, whether oral or written, among the parties hereto.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to conflicts of laws.

     14. Attorney's Fees. In the event attorneys' fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred therein.

     15. Finder's Fees. Each party to this Agreement represents to the other party that it has not incurred and will not incur any liability for brokerage fees or agents' commissions in connection with this Agreement and the transactions contemplated hereby.

     16. Counterparts; Binding Effect. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart. The terms of this Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns whether so expressed or not.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date above written.


SA TELECOMMUNICATIONS, INC.        /s/ Howard Maddera
INC.                               Howard Maddera

By:  /s/ Jack W. Matz Jr.          /s/ William L. Johnson
     Jack W. Matz Jr.              William L. Johnson
     Chairman and Chief
     Executive Officer             /s/ Marianne Reed
                                   Marianne Reed

Address: 1912 Avenue K, Suite 100  Address for all Sellers:
         Plano, TX. 75074          c/o Howard Maddera
                                   110 Brentwood
                                   Levelland, TX 79336

                        SPOUSAL CONSENTS

The undersigned, each in their individual capacity as the spouse of the person listed opposite their respective name, does hereby execute this Agreement below for the purposes of (i) indicating his or her understanding of, and binding him or her to perform in accordance with the provisions of this Agreement, (ii) binding his or her community property interest, if any, in the property which is the subject of this Agreement (the "Property") now or hereafter owned by his or her spouse, and (iii) acknowledging that if the Property owned by his or her spouse is community property, it is the special community property of such spouse, subject to the exclusive control and dominion of said spouse.

Spouse                   Seller                   Date
------                   ------                   ----
/s/ Shellie Johnson      William L. Johnson       March 7, 1996
Name: Shellie Johnson

/s/ Fern Maddera         Howard Maddera           March 7, 1996
Name: Fern Maddera

EXHIBIT A

                                        Shares of
                                        Series B
Name of   Purchase                      Preferred
Seller    Notes          Offset Notes   Stock          Warrants
-------   --------       ------------   ---------      --------
Howard
Maddera   $1,100,000     $600,000       50,000         420,000

William L.
Johnson   $1,100,000     $600,000       50,000         420,000

Marianne
Reed      $  500,000     $300,000       25,000         210,000


EXHIBIT B


Name of Seller      First Installment   Second Installment
                    of Principal        of Principal on
                    on 3/8/96           Anticipated Closing Date
--------------      -----------------   ------------------------
Howard Maddera      $123,400            $176,600
William L. Johnson  $123,400            $176,600
Marianne Reed       $ 61,700            $ 88,300
                    --------            --------
TOTAL               $308,500            $441,500


EXHIBIT C

                    Portion of Purchase Portion of Purchase
Name of Seller      Price Payable       Price Payable
                    On 3/8/96           At Closing
--------------      ------------------- -------------------
Howard Maddera      $123,400            $1,110,600
William L. Johnson  $123,400            $1,110,600
Marianne Reed       $ 61,700            $  555,300
                    ________            __________
Total               $308,500            $2,276,500


EXHIBIT E

                       FORM OF ASSIGNMENT


     For value received, the undersigned registered holder of the attached Common Stock Purchase Warrant (the "Warrant") hereby sells, assigns and transfers unto SA Telecommunications, Inc. the right represented by such Warrant to purchase ____________ shares of Common Stock of SA Telecommunications, Inc. to which such Warrant relates, and appoints Attorney to make such transfer on the books of SA Telecommunications, Inc. maintained for such purpose, with full power of substitution in the premises.



Dated: April __, 1996    ________________________________________
                         (Signature must conform in all respects
                         to name of holder as specified on the
                         face of Warrant)

                         Address:________________________________
                         ________________________________________